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Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock
of

EMERGENT GROUP INC.

at
$8.46 NET PER SHARE
Pursuant to the Offer to Purchase dated March 2, 2011
by

SUNRISE MERGER SUB, INC.,

a Wholly Owned Subsidiary of

UNIVERSAL HOSPITAL SERVICES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, MARCH 30, 2011, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION TIME").

March 2, 2011

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated March 2, 2011 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer (which, as each may be amended and supplemented, together constitute the "Offer") by Sunrise Merger Sub, Inc., a Nevada corporation (the "Purchaser") and a wholly owned subsidiary of Universal Hospital Services, Inc., a Delaware corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.04 per share (the "Shares"), of Emergent Group Inc., a Nevada corporation ("Emergent Group"), at a purchase price of $8.46 per Share, net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

        The Offer is being made pursuant to an Agreement and Plan of Merger, dated February 6, 2011 (as it may be amended from time to time, the "Merger Agreement"), among Emergent Group, Parent and the Purchaser. The Merger Agreement provides, among other things, for the making of the Offer and also provides that following the consummation of the Offer, and subject to certain conditions specified in this Offer to Purchase, the Purchaser will be merged with and into Emergent Group (the "Merger") with Emergent Group continuing as the surviving corporation and wholly owned by Parent. Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each Share outstanding immediately prior to the Effective Time (other than Shares held (i) in the treasury of Emergent Group or owned by the Purchaser or Parent immediately prior to the Effective Time, which will be canceled and no payment will be made with respect thereto or (ii) by any subsidiary of Emergent Group or Parent (other than the Purchaser) which will be converted into such number of shares of stock of the surviving corporation such that each such subsidiary owns the same percentage of the outstanding capital stock of the surviving corporation immediately following the Effective Time as such subsidiary owned in Emergent Group immediately prior to the Effective Time), will be canceled and converted into the right to receive an amount in cash per Share equal to the Offer Price, without interest, less applicable withholding taxes. The Merger Agreement is more fully described in the Offer to Purchase Section 12—"The Merger Agreement; Other Agreements."

        The board of directors of Emergent Group has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable to, fair to and in the best interests of Emergent Group's stockholders. The board of directors of Emergent Group unanimously (i) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and (ii) recommends that Emergent Group's stockholders accept the Offer, tender their Shares, and, if applicable, vote in favor of the Merger.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

        1.     The offer price for the Offer is $8.46 per Share, net to you in cash, without interest, less any applicable withholding taxes.

        2.     The Offer is being made for all outstanding Shares.

        3.     The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, March 30, 2011, unless the Offer is extended or earlier terminated.

        4.     The Offer is conditioned upon, among other things, the Merger Agreement not being terminated in accordance with its terms and there having been validly tendered and not withdrawn that number of Shares that, together with any other Shares then owned by Parent or the Purchaser, would represent at least sixty-five percent (65%) of the issued and outstanding Shares on a fully diluted basis. The Offer also is subject to other conditions as described in the Offer to Purchase Section 15—"Certain Conditions of the Offer." There is no financing condition to the Offer.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of

EMERGENT GROUP INC.

at
$8.46 NET PER SHARE
Pursuant to the Offer to Purchase dated March 2, 2011
by

SUNRISE MERGER SUB, INC.,

a Wholly Owned Subsidiary of

UNIVERSAL HOSPITAL SERVICES, INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 2, 2011, and the related Letter of Transmittal in connection with the offer (which, together and as each may be amended or supplemented, constitute the "Offer") by Sunrise Merger Sub, Inc., a Nevada corporation (the "Purchaser") and a wholly owned subsidiary of Universal Hospital Services, Inc., a Delaware corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.04 per share (the "Shares"), of Emergent Group Inc., a Nevada corporation ("Emergent Group"), at a purchase price of $8.46 per Share, net to the seller in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

        The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended.

Number of Shares to be Tendered:	SIGN HERE
Shares*

Signature(s)

Dated	, 2011

Name(s)

Account Number:
Address(es)
(Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security Number

*
Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.

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Offer To Purchase For Cash All Outstanding Shares of Common Stock of EMERGENT GROUP INC. at $8.46 NET PER SHARE Pursuant to the Offer to Purchase dated March 2, 2011 by SUNRISE MERGER SUB, INC., a Wholly Owned Subsidiary of UNIVERSAL HOSPITAL SERVICES, INC.
INSTRUCTION FORM With Respect to the Offer to Purchase for Cash All Outstanding Shares of Common Stock of EMERGENT GROUP INC. at $8.46 NET PER SHARE Pursuant to the Offer to Purchase dated March 2, 2011 by SUNRISE MERGER SUB, INC., a Wholly Owned Subsidiary of UNIVERSAL HOSPITAL SERVICES, INC.